News

Release

Evans Bancorp, Inc.  6460 Main Street, Williamsville, NY 14221

FOR IMMEDIATE RELEASE

Evans Bancorp Reports Net Income of $2.9 Million
In Third Quarter 2024

WILLIAMSVILLE, NY, October 31, 2024 – Evans Bancorp, Inc. (the “Company” or “Evans”) (NYSE American: EVBN), a community financial services company serving Western New York since 1920, today reported results of operations for the third quarter ended September 30, 2024. The prior-year period includes business activity relating to The Evans Agency (“TEA”) prior to the sale to Arthur J. Gallagher & Co. on November 30, 2023.

HIGHLIGHTS

"	Evans announced Definitive Agreement to merge with NBT Bancorp Inc. during the third quarter
"	Net income per share was $0.53 in the third quarter, which included $0.6 million in merger-related expenses and an offsetting gain from the sale of other real estate owned (OREO) property
"	Third quarter net interest margin was 2.80%, up 9 basis points sequentially driven by balance sheet adjustments in the first quarter of 2024 and strategic deposit pricing
"	Total loans grew by $67 million, or 4%, since year-end 2023, and by $84 million, or 5%, compared with the prior-year period
"	Maintained a strong loan pipeline of $83 million
"	Total deposits rose by $182 million, or 11%, from December 31, 2023, and increased $95 million, or 5%, from the end of last year’s third quarter

Net income of $2.9 million, or $0.53 per diluted share, in the third quarter of 2024 was flat sequentially and reflected higher net interest income of $0.7 million and an increase in non-interest income of $0.6 million offset by higher provision for credit losses of $0.3 million and an increase in non-interest expense of $1.0 million, which included $0.6 million of merger related costs.  Last year’s third quarter had net income of $3.6 million, or $0.66 per diluted share.  The change from the prior-year period reflected higher net interest income of $0.8 million, which was more than offset by the impact of the sale of TEA in 2023.  Return on average equity was 6.44% for the third quarter of 2024, compared with 6.76% in the second quarter of 2024 and 9.06% in the third quarter of 2023.

David J. Nasca, President and CEO of Evans Bancorp, Inc., commented, “Evans delivered solid third quarter performance as the rate environment began to improve, driven by growth in our lending portfolio, and deposits, an expanded net interest margin, and continued expense management discipline.  We additionally benefited from the sale of an OREO property during the quarter, which boosted non-interest income and helped offset the initial $0.6 million in merger-related costs incurred.

“As we look ahead, we are excited about the future for Evans as we join with NBT Bancorp. This partnership provides a tremendous opportunity to scale our service to customers and communities by leveraging NBT's strong regional presence and shared community banking values. Together, we are well positioned to deliver long-term value to our shareholders and continue our tradition of supporting the local markets we serve.”

On September 9, 2024, NBT Bancorp Inc. (“NBT”) (Nasdaq: NBTB) and Evans announced that they entered into a definitive agreement pursuant to which Evans will merge with and into NBT.  In accord with the merger agreement, NBT will acquire 100% of the outstanding shares of Evans in exchange for common shares of NBT. The exchange ratio will be fixed at 0.91 NBT shares for each share of Evans, resulting in an aggregate transaction value of approximately $236 million based on NBT’s closing stock price of $46.28 on September 6,

Evans Bancorp Reports Net Income of $2.9 Million in Third Quarter 2024

October 31, 2024

2024. The merger was unanimously approved by the Boards of Directors of both companies. The merger is expected to close in the second quarter of 2025, subject to the satisfaction of customary closing conditions, including approval by the shareholders of Evans and the receipt of required regulatory approvals.

Net Interest Income
($ in thousands)

	3Q 2024	2Q 2024	3Q 2023

Interest income	$28,698	$27,815	$24,292
Interest expense	13,654	13,495	10,036
Net interest income	15,044	14,320	14,256
Provision for credit losses	570	297	506
Net interest income after provision	$14,474	$14,023	$13,750

Net interest income of $15.0 million increased $0.7 million, or 5%, over the second quarter of 2024 due to higher average loans originated and the Company’s investment strategy to strengthen the balance sheet at the end of the first quarter of 2024.  Compared with last year’s third quarter, net interest income was higher by $0.8 million, or 6%, due to higher average loan balances and the stabilization of the net interest margin.

Third quarter net interest margin of 2.80% increased 9 basis points from the trailing second quarter and was up 1 basis point over the prior-year period.  The yield on loans increased 17 basis points compared with the second quarter and was up 55 basis points year-over-year.  The cost of interest-bearing liabilities was 3.28% compared with 3.27% in the second quarter of 2024 and 2.59% in the third quarter of 2023.

The $0.6 million provision for credit losses in the third quarter was due to loan growth as well as slower prepayment rates.  The increase in non-performing loans of $7.5 million during the quarter was due largely to one loan that is 90 days past due and still accruing that is expected to be renewed early in the fourth quarter.

Asset Quality
($ in thousands)

	3Q 2024	2Q 2024	3Q 2023

Total non-performing loans	$32,598	$25,128	$27,311
Total net loan charge-offs	40	22	35
Non-performing loans / Total loans	1.82%	1.42%	1.60%
Net loan charge-offs / Average loans	0.01%	0.01%	0.01%
Allowance for credit losses / Total loans	1.29%	1.28%	1.28%

Evans Bancorp Reports Net Income of $2.9 Million in Third Quarter 2024

October 31, 2024

Non-Interest Income
($ in thousands)
	3Q 2024	2Q 2024	3Q 2023

Deposit service charges	$699	$667	$665
Insurance service and fee revenue	186	176	3,498
Bank-owned life insurance	253	252	239
Interchange fee income	529	504	516
Other income	1,327	801	638
Total non-interest income	$2,994	$2,400	$5,556

Total non-interest income increased $0.6 million from the sequential quarter due to a gain on the sale of the one property that the Company had in other real estate owned at the end of the second quarter of 2024.   That gain was recognized in the other income category.

The $2.6 million reduction in non-interest income from the prior-year period was due to lower insurance service and fee revenue of $3.3 million driven by the sale of TEA, partially offset by the sale of the other real estate owned.

Non-Interest Expense
($ in thousands)
	3Q 2024	2Q 2024	3Q 2023

Salaries and employee benefits	$7,539	$7,330	$8,735
Occupancy	1,088	1,089	1,109
Advertising and public relations	327	254	348
Professional services	992	870	869
Technology and communications	1,423	1,596	1,517
Amortization of intangibles	4	4	100
FDIC insurance	340	300	350
Merger related	600	-	-
Other expenses	1,274	1,115	1,379
Total non-interest expenses	$13,587	$12,558	$14,407

Non-interest expenses increased $1.0 million from the sequential quarter, which included $0.6 million of merger related expenses in support of the planned merger with NBT.

Salaries and employee benefits, the largest component of non-interest expenses, were up $0.2 million, or 3% from the second quarter of 2024 and down $1.2 million, or 14%, from the prior-year period.  Included in salaries and employee benefits during the third quarter of 2024 was the funding of employee’s health savings accounts.  Compared with last year’s third quarter, the decrease was primarily due to salaries and employee benefit expenses related to TEA of $1.5 million, offset by merit increases given in the beginning of the current year.

Evans Bancorp Reports Net Income of $2.9 Million in Third Quarter 2024

October 31, 2024

The Company’s GAAP efficiency ratio, or noninterest expenses divided by the sum of net interest income and noninterest income, was 75.32% in the third quarter of 2024, 75.11% in the second quarter of 2024, and 72.72% in the third quarter of 2023.

Income tax expense was $0.9 million, for an effective tax rate of 24.2%, in the third quarter of 2024 compared with 23.8% in the second quarter of 2024 and 26.2% in last year’s third quarter.

Balance Sheet Highlights

Total assets were $2.28 billion as of September 30, 2024, an increase of $171 million, or 8%, since December 31, 2023, and were up $105 million, or 5%, since September 30, 2023.  Interest-bearing deposits at banks increased $103 million and $100 million, respectively, from the comparative periods.  In addition, loan growth was $67 million, or 4%, since year end 2023 and $84 million, or 5%, when compared with the prior-year period.

Investment securities were $276 million at September 30, 2024, $8 million higher than the end of the second quarter of 2024 and $61 million lower than the end of last year’s third quarter.  The Company sold $78 million of investment securities during the fourth quarter of 2023 and used the proceeds to reduce short-term borrowings. The primary objectives of the Company’s investment portfolio are to provide liquidity, secure municipal deposits, and maximize income while preserving the safety of principal.  The Company has the positive intent and ability to hold the remaining portfolio through recovery of value.

Total deposits of $1.90 billion increased $182 million, or 11%, from December 31, 2023, and were up $95 million, or 5%, from the end of last year’s third quarter.

At September 30, 2024, Evans had $40 million borrowed at FHLB.  Given the current collateral available at FHLB, advances up to $373 million can be drawn on the FHLB via the Company’s overnight line of credit.  Additionally, Evans has the ability to borrow from the Federal Reserve.  At September 30, 2024, Evans had $88 million in short-term borrowings with the Federal Reserve and $8 million in additional availability to borrow against collateral.

Capital Management

The Company has consistently maintained regulatory capital ratios measurably above the Federal “well capitalized” standard, including a Tier 1 leverage ratio of 10.01% at September 30, 2024 compared with 10.04% at June 30, 2024 and 9.40% at September 30, 2023.

Book value per share was $33.58 at September 30, 2024 compared with $32.15 at June 30, 2024 and
$27.52 at September 30, 2023.  Reflected in the book value changes are the Federal Reserve’s aggressive interest rate hikes that have resulted in significant unrealized losses on investment securities.  As of September 30, 2024, this amounted to $6.36 per share impact to book value.  Such unrealized gains and losses are due to changes in interest rates and represent the difference, net of applicable income tax effect, between the estimated fair value and amortized cost of investment securities classified as available-for-sale.

Non-GAAP tangible book value per share was $33.25 at September 30, 2024 compared with $31.81 at June 30, 2024 and $25.04 at September 30, 2023. The increase over the prior-year period reflected the sale of TEA, which resulted in significant value creation including growth in tangible book value.

On August 21, 2024, the Company declared a cash dividend of $0.66 per common share, which was paid on October 10, 2024.

About Evans Bancorp, Inc.

Evans Bancorp, Inc. is a financial holding company and the parent company of Evans Bank, N.A., a commercial bank with $2.3 billion in assets and $1.9 billion in deposits at September 30, 2024.  Evans Bank is a full-service community bank with 18 branches providing comprehensive financial services to consumer, business and municipal customers throughout Western New York.  Evans Investment Services provides non-deposit investment products, such as annuities and mutual funds.

Evans Bancorp, Inc. and Evans Bank routinely post news and other important information on their websites, at www.evansbancorp.com and www.evansbank.com.

Evans Bancorp Reports Net Income of $2.9 Million in Third Quarter 2024

October 31, 2024

Safe Harbor Statement:  This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, but are not limited to, statements concerning future business, revenue and earnings.  These statements are not historical facts or guarantees of future performance, events or results.  There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include the impacts from competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, and difficulties in achieving operating efficiencies.  These risks and uncertainties are more fully described in Evans Bancorp’s Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date they are made.  Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

For more information contact:	-OR-
John B. Connerton Executive Vice President and Chief Financial Officer	Deborah K. Pawlowski/Craig Mychajluk Alliance Advisors IR
(716) 926-2000 jconnerton@evansbank.com	(716) 843-3908 dpawlowski@allianceadvisors.com
Media Contact:	cmychajluk@allianceadvisors.com
Kathleen Rizzo Young Group VP/Public & Community Relations Director (716) 343-5562 krizzoyoung@evansbank.com

Evans Bancorp Reports Net Income of $2.9 Million in Third Quarter 2024

October 31, 2024

EVANS BANCORP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(in thousands, except shares and per share data)
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
ASSETS
Interest-bearing deposits at banks	$107,296	$110,042	$164,400	$3,798	$7,468
Securities AFS	271,232	263,740	268,476	275,680	334,460
Securities HTM	4,376	3,626	3,611	2,059	2,170
Loans	1,787,957	1,765,116	1,721,876	1,720,946	1,704,400
Allowance for credit losses	(23,091)	(22,562)	(22,287)	(22,114)	(21,846)
Goodwill and intangible assets	1,850	1,854	1,858	1,862	13,629
All other assets	130,386	135,551	122,010	126,432	134,462
Total assets	$2,280,006	$2,257,367	$2,259,944	$2,108,663	$2,174,743

LIABILITIES AND STOCKHOLDERS'
EQUITY
Demand deposits	$435,358	$397,535	$399,558	$390,238	$447,306
NOW deposits	372,462	382,513	381,798	345,279	324,219
Savings deposits	706,849	710,596	715,495	649,621	698,653
Time deposits	386,049	400,897	394,515	333,623	335,228
Total deposits	1,900,718	1,891,541	1,891,366	1,718,761	1,805,406
Securities sold under agreement to repurchase	8,282	7,684	6,873	9,475	13,447
Subordinated debt	31,254	31,228	31,203	31,177	31,152
Other borrowings	128,000	129,006	131,023	145,123	151,252
Other liabilities	25,905	20,259	24,884	25,908	22,551
Total stockholders' equity	$185,847	$177,649	$174,595	$178,219	$150,935

SHARES AND CAPITAL RATIOS
Common shares outstanding	5,534,239	5,525,838	5,521,009	5,499,772	5,483,591
Book value per share	$33.58	$32.15	$31.62	$32.40	$27.52
Tangible book value per share (Non-GAAP)	$33.25	$31.81	$31.29	$32.07	$25.04
Tier 1 leverage ratio	10.01%	10.04%	10.52%	10.37%	9.40%
Tier 1 risk-based capital ratio	13.38%	13.55%	13.63%	13.80%	12.04%
Total risk-based capital ratio	14.63%	14.80%	14.89%	15.05%	13.29%

ASSET QUALITY DATA
Total non-performing loans	$32,598	$25,128	$27,977	$27,325	$27,311
Total net loan charge-offs (recoveries)	41	22	93	11	35
Other real estate owned (OREO)	$-	$6,902	$-	$-	$-

Non-performing loans/Total loans	1.82%	1.42%	1.62%	1.59%	1.60%
Net loan charge-offs (recoveries)/Average loans	0.01%	0.01%	0.02%	-%	0.01%
Allowance for credit losses/Total loans	1.29%	1.28%	1.29%	1.28%	1.28%

Evans Bancorp Reports Net Income of $2.9 Million in Third Quarter 2024

October 31, 2024

EVANS BANCORP, INC AND SUBSIDIARIES
SELECTED OPERATIONS DATA (UNAUDITED)
(in thousands, except share and per share data)
	2024	2024	2024	2023	2023
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Interest income	$28,698	$27,815	$25,374	$25,205	$24,292
Interest expense	13,654	13,495	11,467	11,259	10,036
Net interest income	15,044	14,320	13,907	13,946	14,256
Provision for credit losses	570	297	266	282	506
Net interest income after provision for credit losses	14,474	14,023	13,641	13,664	13,750

Deposit service charges	699	667	681	670	665
Insurance service and fee revenue	186	176	149	1,613	3,498
Bank-owned life insurance	253	252	246	230	239
Interchange fee income	529	504	466	510	516
Gain on sale of other real estate owned	598	-	-	-	-
Gain on sale of insurance agency	-	-	-	20,160	-
Loss on sale of investment securities	-	-	-	(5,044)	-
Other income	729	801	725	412	638
Total non-interest income	2,994	2,400	2,267	18,551	5,556

Salaries and employee benefits	7,539	7,330	7,837	10,251	8,735
Occupancy	1,088	1,089	1,157	1,078	1,109
Advertising and public relations	327	254	171	296	348
Professional services	992	870	895	1,003	869
Technology and communications	1,423	1,596	1,409	1,545	1,517
Amortization of intangibles	4	4	4	67	100
FDIC insurance	340	300	325	350	350
Merger related	600	-	-	-	-
Other expenses	1,274	1,115	1,129	1,710	1,379
Total non-interest expenses	13,587	12,558	12,927	16,300	14,407

Income before income taxes	3,881	3,865	2,981	15,915	4,899
Income tax provision	938	919	647	5,741	1,281
Net income	2,943	2,946	2,334	10,174	3,618

PER SHARE DATA
Net income per common share-diluted	$0.53	$0.53	$0.42	$1.85	$0.66
Cash dividends per common share	$0.66	$-	$0.66	$-	$0.66
Weighted average number of diluted shares	5,542,694	5,530,120	5,519,244	5,497,029	5,490,600

PERFORMANCE RATIOS
Return on average total assets	0.52%	0.52%	0.44%	1.90%	0.67%
Return on average stockholders' equity	6.44%	6.76%	5.28%	25.73%	9.06%
Return on average tangible common stockholders' equity (Non-GAAP)*	6.51%	6.83%	5.33%	27.37%	9.90%
Efficiency ratio	75.32%	75.11%	79.92%	50.16%	72.72%
Efficiency ratio (Non-GAAP)**	71.98%	75.08%	79.90%	93.40%	72.21%

* The calculation of the average tangible common stockholders' equity ratio excludes goodwill and intangible assets from average stockholders equity.

** The calculation of the non-GAAP efficiency ratio excludes amortization of intangibles, gains and losses from investment securities, gains from sale of subsidiaries, merger-related expenses and the impact of historic tax credit transactions.

Evans Bancorp Reports Net Income of $2.9 Million in Third Quarter 2024

October 31, 2024

EVANS BANCORP, INC AND SUBSIDIARIES
SELECTED AVERAGE BALANCES AND YIELDS/RATES (UNAUDITED)
(in thousands)
	2024	2024	2024	2023	2023
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
AVERAGE BALANCES

Loans, net	$1,743,042	$1,715,280	$1,703,320	$1,682,177	$1,658,132
Investment securities	278,956	275,854	280,975	327,303	355,870
Interest-bearing deposits at banks	117,326	137,442	18,889	5,916	9,883
Total interest-earning assets	2,139,324	2,128,576	2,003,184	2,015,396	2,023,885
Non interest-earning assets	126,056	123,457	117,646	128,915	135,896
Total Assets	$2,265,380	$2,252,033	$2,120,830	$2,144,311	$2,159,781

NOW	381,054	374,910	347,908	333,893	311,624
Savings	707,742	718,627	658,656	687,223	708,724
Time deposits	399,180	399,476	342,358	335,646	325,667
Total interest-bearing deposits	1,487,976	1,493,013	1,348,922	1,356,762	1,346,015
Borrowings	168,630	168,856	166,948	197,363	192,277
Total interest-bearing liabilities	1,656,606	1,661,869	1,515,870	1,554,125	1,538,292

Demand deposits	403,182	395,876	404,053	409,115	441,149
Other non-interest bearing liabilities	22,792	19,885	23,943	22,880	20,529
Stockholders' equity	182,800	174,403	176,964	158,191	159,811

Total Liabilities and Equity	$2,265,380	$2,252,033	$2,120,830	$2,144,311	$2,159,781

Average tangible common stockholders' equity (Non-GAAP)*	180,947	172,546	175,103	148,673	146,122

YIELD/RATE

Loans, net	5.80%	5.63%	5.56%	5.43%	5.25%
Investment securities	2.48%	2.63%	2.53%	2.53%	2.48%
Interest-bearing deposits at banks	5.31%	5.86%	1.68%	6.38%	5.29%
Total interest-earning assets	5.34%	5.26%	5.09%	4.96%	4.76%

NOW	2.62%	2.50%	2.30%	2.12%	1.79%
Savings	2.56%	2.53%	2.25%	2.09%	1.85%
Time deposits	4.41%	4.52%	4.24%	3.83%	3.45%
Total interest-bearing deposits	3.07%	3.05%	2.77%	2.53%	2.22%
Borrowings	5.09%	5.16%	5.25%	5.27%	5.14%
Total interest-bearing liabilities	3.28%	3.27%	3.04%	2.87%	2.59%

Interest rate spread	2.06%	1.99%	2.05%	2.09%	2.17%
Contribution of interest-free funds	0.74%	0.72%	0.74%	0.66%	0.62%
Net interest margin	2.80%	2.71%	2.79%	2.75%	2.79%
* Average tangible common stockholders' equity excludes goodwill and intangible assets from average stockholders equity.